EMPLOYMENT AGREEMENT
                              --------------------


               THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 1st day of July, 2000, by and between First Federal Savings and Loan Association of Tyler, 1200 S. Beckham Avenue, Tyler, Texas (hereinafter referred to as the "Association").

               WHEREAS, the Board of Directors of the Association recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company and/or the Association may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Association, the Holding Company and its stockholders; and

               WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company, although no such change is now contemplated; and

               WHEREAS, the Board of Directors of the Association has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof;

               NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

               1. Employment. The Employee shall be employed as a Vice President and Manager of the Gilmer Division. As Vice President and Manager of the Gilmer Division, Employee shall render management and lending services as are customarily performed by persons situated in similar executive capacities, and shall have other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's position as Vice President and Manager of the Gilmer Division. The Employee shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Association and its subsidiaries and affiliated companies.

               2.   Compensation.
                    ------------

               (a) Salary. The Association agrees to pay the Employee during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Commencement Date (as defined in Section 4 hereof) shall be $83,500 annually. The Employee's salary shall be payable not less frequently than monthly and not later than the tenth day following the expiration of the month in question. The amount of the Employee's salary and his performance hereunder shall be reviewed by the Board of Directors not less often than annually, beginning not later than the date one year after the Commencement Date (as defined in Section 4 hereof). Any adjustments in salary or other compensation shall in no way limit or



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reduce any other obligation of the Association hereunder. The Employee's salary in effect hereunder from time to time shall not thereafter be reduced.

               (b) Discretionary Bonuses. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors of the Association to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

               (c) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with policies and procedures at least as favorable to the Employee as those presently applicable to the senior executive officers of the Association) in performing services hereunder, provided that the Employee properly accounts therefor in accordance with Association policy.

               3.   Benefits.
                    --------

               (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to pension, thrift, profit-sharing, group life insurance, medical coverage, dental, disability, cash bonuses, and other retirement or employee benefits or combinations thereof, that are maintained for the benefit of the Association's senior executive employees or for its employees generally.

               (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to the Association's senior executive employees or to its employees generally, including continued use of an Association-owned and maintained automobile and payment by the Association of membership dues and other reasonable related expenses for mermbership in the Gilmer Country Club or other civic clubs in the Gilmer area as approved by the Board of Directors of the Association.

               4. Term; Termination of Prior Agreement. The term of employment under this Agreement shall be a period of three years commencing on the date of employment (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended for a period of one year in addition to the then-remaining term of employment under this Agreement, unless either the Association or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended, provided that such term will not be automatically extended unless, prior thereto, the Board of Directors of the Association reviews a formal performance evaluation of the Employee performed by disinterested members of the Board of Directors of the Association and reflected in the minutes of the Board of Directors. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms.

               5. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

               (a) the Employee shall be entitled to an annual vacation of not less than two (2) weeks per year after one (1) year of employment;

               (b) the timing of vacations shall be scheduled in a reasonable manner by the Employee; and

               (c) solely at the Employee's request, the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

               6.   Termination of Employment; Death.
                    --------------------------------

               (a) The Association's Board of Directors may terminate the Employee's employment at any time, but any termination by the Association's Board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this Section 6(a) or pursuant to any of Sections 6(d) through 6(g), or by reason of death or disability, the Employee shall be entitled to (i) his then applicable salary for the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at such times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of the Association, and (ii) health insurance benefits as maintained by the Association for the benefit of its senior executive employees or its employees generally over the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof.

               The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of or interference with the Employee's duties, responsibilities and benefits as Vice President and Manager of the Gilmer Division shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. Any of the following actions shall constitute such diminution or interference unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 50 mile radius from either Tyler or Gilmer, Texas; (2) a material demotion of the Employee, a material reduction in the number or seniority of other Association personnel reporting to the Employee, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of an Association- or Holding Company-wide reduction in staff; (3) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or the Holding Company; and (4) a material increase in the required hours of work or the workload of the Employee.

               In case of termination of the Employee's employment for cause, the Association shall pay the Employee his salary through the date of termination, and the Association shall have no further obligation to the Employee under this Agreement. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof in detail.

               (b) The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Association or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Association. In the event of such voluntary termination, the Association shall be obligated to continue to pay the Employee his salary and benefits only through the date of termination, at the time such payments are due, and the Association shall have no further obligation to the Employee under this Agreement.

               (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Association the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.

               (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

               (e) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and
(g)(1), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

               (f) If the Association is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

               (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

               (h) In the event the Association purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Association has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

               7. Disability. If the Employee shall become disabled as defined in the Association's then current disability plan or if the Employee shall be otherwise unable to serve as Senior Vice President and Manager of the Gilmer Division, the Employee shall be entitled to receive group and other disability income benefits of the type then provided by the Association for other executive employees.

               8.   Change in Control.
                    -----------------

               (a) Involuntary Termination. If the Employee's employment is involuntarily terminated (other than for cause or pursuant to any of Sections 6(c) through 6(g) or Section 7 of this Agreement) in connection with or within 12 months after a change in control which occurs at any time during the term of employment under this Agreement, in addition to its obligations under Section 6(a) of this Agreement, the Association shall pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination (as hereinafter defined) of employment an amount equal to 299% of the Employee's "base amount" of compensation as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), subject to reduction under Section 9 of this Agreement.

               (b) Definitions. For purposes of Sections 8, 9 and 11 of this Agreement, "Date of Termination" means the earlier of (i) the date upon which the Association gives notice to the Employee of the termination of his employment with the Association or (ii) the date upon which the Employee ceases to serve as an Employee of the Association, and "change in control" is defined as the occurrence of any one of the following events: (1) an event of a nature that results in an acquisition of control of the Holding Company or the Association within the meaning of the Change in Bank Control Act and applicable regulations thereunder (or any successor statute or regulation); (2) an event with respect to the Holding Company that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Holding Company or the Association representing 25% or more of the combined voting power of the Holding Company's or the Association's outstanding securities; (4) individuals who are members of the Board of Directors of the Holding Company as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under the Incumbent Board, shall be considered a member of the Incumbent Board; (5) consummation of a reorganization, merger, consolidation or similar transaction in which the Holding Company is not the resulting entity;
(6) consummation of a reorganization, merger, consolidation or similar transaction in which the Holding Company is the resulting entity and at the completion of which the stockholders of the Holding Company who were stockholders of the Holding Company immediately prior to the transaction hold less than 60% of the outstanding stock of the Holding Company immediately after consummation of the transaction; or (7) a sale of all or substantially all of the assets of the Holding Company or a transaction or related transactions at the conclusion of which all or substantially all of the assets of the Association (i) are not directly or indirectly held by the Holding Company or
(ii) are directly or indirectly held by the Holding Company but the stockholders of the Holding Company immediately prior to the transaction or related transactions hold less than 60% of the outstanding stock of the Holding Company immediately after the transaction or related transactions; provided that the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Holding Company or any of its subsidiaries. In the application of regulations under the Change in Bank Control Act to a determination of a Change in Control under this Agreement, determinations to be made by the applicable federal banking regulator under such regulations shall be made by the Board of Directors.

               9.   Certain Reduction of Payments by the Association.
                    -------------------------------------------------

(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Association to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the Association for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Association because of Section 280G of the Code. For purposes of this Section 9, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

(b) All determinations required to be made under this Section 9 shall be made by the Association's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Association, provide to both the Association and the Employee an opinion (and detailed supporting calculations) that the Association has substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Association and the Employee. The Employee shall determine which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Advisory Firm, the Association shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 9 and shall notify the Employee promptly of such election. Within five business days of the earlier of (i) the Association's receipt of the Employee's determination pursuant to the immediately preceding sentence of this Agreement or (ii) the Association's election in lieu of such determination, the Association shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Association and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 9.

 (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Association which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by the Association which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Association to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Association together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Association if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Association to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

               (d) The total of payments to the Employee under Section 6(a) and
Section 8(a) shall not exceed three times his average compensation from the Association over the five most recent taxable years (or, if employed by the Association for a shorter period, over the period of his employment by the Association).

               (e) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

(10) No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

No Assignments.
--------------

(a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. Failure of the Association to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Association in the same amount and on the same terms as the compensation pursuant to Section 8(a) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

               (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

               12. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid. All notices to the Association shall be sent to its home office, directed to the attention of the Board of

Directors of the Association, with a copy to the Secretary of the Association. All notices to the Employee shall be sent to the home or other address the Employee has most recently provided in writing to the Association.

               13. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided. The parties hereto agree to amend this Agreement to comply with any required provisions of 12 C.F.R.ss.563.39(b), as the same may be amended.

               14. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

               15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

               16. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Texas.

               17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

               THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                            FIRST FEDERAL SAVINGS AND LOAN
                                             ASSOCIATION OF TYLER


                                            By: /s/ Jack W. Flock
                                                -----------------------
                                                Jack W. Flock
                                                Chairman of the Board




                                            EMPLOYEE:

                                                /s/ Jerry Richardson
                                                -----------------------
                                                Jerry Richardson